Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following registration statements

(1)	Registration Statement (Form S-4 No. 333-169232) of BGC Partners, Inc.,

(2)	Registration Statement (Form S-3 No. 333-167953) of BGC Partners, Inc.,

(3)	Registration Statement (Form S-3 No. 333-180331) of BGC Partners, Inc.,

(4)	Registration Statement (Form S-3 No. 333-173109) of BGC Partners, Inc.,

(5)	Registration Statement (Form S-3 No. 333-175034) of BGC Partners, Inc.,

(6)	Registration Statement (Form S-3 No. 333-180391) of BGC Partners, Inc.,

(7)	Registration Statement (Form S-3 No. 333-187875) of BGC Partners, Inc.,

(8)	Registration Statement (Form S-8 No. 333-189179) of BGC Partners, Inc.,

(9)	Registration Statement (Form S-8 No. 333-196708) of BGC Partners, Inc.,

(10)	Registration Statement (Form S-3 No. 333-196999) of BGC Partners, Inc.,

(11)	Registration Statement (Form S-3 No. 333-200415) of BGC Partners, Inc.,

(12)	Registration Statement (Form S-4 No. 333-201325) of BGC Partners, Inc.

(13)	Registration Statement (Form S-3 No. 333-204980) of BGC Partners, Inc.,

(14)	Registration Statement (Form S-8 No. 333-207257) of BGC Partners, Inc.,

(15)	Registration Statement (Form S-3 No. 333-207376) of BGC Partners, Inc.,

(16)	Registration Statement (Form S-3 No. 333-208967) of BGC Partners, Inc.,

(17)	Registration Statement (Form S-4 No. 333-213163) of BGC Partners, Inc.,

(18)	Registration Statement (Form S-8 No. 333-213165) of BGC Partners, Inc.,

(19)	Registration Statement (Form S-3 No. 333-214772) of BGC Partners, Inc., and

(20)	Registration Statement (Form S-3 No. 333-220022) of BGC Partners, Inc.

of our report dated August 23, 2017, with respect to the consolidated balance sheets of Berkeley Point Financial LLC as of December 31, 2016 and 2015 (Successor), and the related consolidated statements of operations for the years ended December 31, 2016 and 2015 (Successor) and for the periods April 10, 2014 through December 31, 2014 (Successor) and January 1, 2014 through April 9, 2014 (Predecessor), changes in members’ capital for the period January 1, 2014 through April 9, 2014 (Predecessor), changes in member’s capital for the years ended December 31, 2016 and 2015 (Successor) and for the period April 10, 2014 through December 31, 2014 (Successor), and cash flows for the years ended December 31, 2016 and 2015 (Successor) and for the periods April 10, 2014 through December 31, 2014 (Successor) and January 1, 2014 through April 9, 2014 (Predecessor), which report appears in the Form 8-K of BGC Partners, Inc. dated September 8, 2017.

/s/ KPMG LLP

Boston, Massachusetts

September 8, 2017